EXHIBIT 99.1

Investor Relations Contact
Kate Messmer
ICR, LLC
203-682-8338
investor@redroller.com

RedRoller Appoints Michael Tribolet to Board of Directors

Tribolet to Augment Existing Board

STAMFORD, CT - July 15, 2008 - RedRoller Holdings, Inc., (OTCBB: RROL), the Search Engine for Shipping™, today announced the appointment of Michael Tribolet to its Board of Directors. Mr. Tribolet joined RedRoller on March 17, 2008 as its Chief Executive Officer and his appointment fills the seventh and last remaining seat on RedRoller’s Board of Directors.

Robert J. Crowell, RedRoller’s Chairman commented, “Michael’s appointment to the Board emphasizes our confidence in his ability to lead the company into what we all believe will be a very bright future for RedRoller.”

Bill Van Wyck, RedRoller’s President, Founder and board member stated, “Through his years as President of Vonage America, Michael has demonstrated the expertise and industry experience necessary to build RedRoller into a great company and recognized brand.  I have worked closely with Michael since he joined RedRoller as CEO and believe his experience and executive expertise bring a complementary set of talents to our seasoned team of Directors.”

Mr. Tribolet previously served as President of Vonage America Inc., a subsidiary of Vonage Holdings Corp. (NYSE: VG), a leading provider of VoIP services. During his tenure at Vonage from 2003 to 2007, Mr. Tribolet was instrumental in growing the company’s customer base from 10,000 to over 2 million subscribers and annual revenue from $2 million to more than $650 million.  From 2000 to 2003, Mr. Tribolet was Vice President of Operations for Dialpad Communications, a pioneer in VoIP communications later acquired by Yahoo!, Inc. (NASDAQ: YHOO). Prior to Dialpad, he served as Chairman and President of Data Products International, Inc., a multi-national systems integrator, from 1992 to 2000.

Mr. Tribolet joins RedRoller’s existing board comprised of Robert J. Crowell, Chairman since 2004, Bill Van Wyck, the founder and President of RedRoller, Ron Rose, the CIO of Priceline.com, Ken Hunt, the founder, Chairman and CEO of VASCO Data Security International, Inc., Terrance Quinn, founder of QS Consulting, and John Pavia, the former Deputy Corporate Counsel for RR Donnelly and Sons.

RedRoller’s web site can be accessed at www.redroller.com and further information on RedRoller’s Board members and management team can be found by accessing www.redroller.com/boardof_directors.jsp.

About RedRoller
RedRoller, Inc., the operating subsidiary of RedRoller Holdings, Inc., simplifies shipping for businesses. RedRoller’s easy-to-use, web-based system provides real-time service comparisons across multiple package carriers selected by users, enabling small and medium-sized businesses to easily understand and select shipping services that best meet their cost and delivery needs. Based in Stamford, Connecticut, RedRoller was established in 2004 to develop leading edge technology to create a new system of on-demand shipping comparison tools. RedRoller’s technology is available via API and technology licensing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including but not limited to statements as to industry trends and the Company’s plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the Company’s ability to maintain its website and associated computer system and maintain desirable economics for its products and customer acceptance thereof, are detailed in filings made by RedRoller Holdings, Inc. with the Securities and Exchange Commission, including but not limited to the ’Risk Factors’ sections included in its Current Report on Form 10-K/A filed on April 29, 2008, and in its S-1/A registration statement filed on April 16, 2008. RedRoller Holdings, Inc. undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.